Exhibit 32

Certification Required by 18 U.S.C. Section 1350,
as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

This certification is given by the undersigned Chief Executive Officer and Chief Financial Officer of Cascade Bancorp (the “registrant”) pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. Each of the undersigned hereby certifies, with respect to the registrant’s quarterly report on Form 10-Q for the period ended March 31, 2017, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the registrant.

/s/ Terry E. Zink
Terry E. Zink
President & Chief Executive Officer

/s/ Gregory D. Newton
Gregory D. Newton
EVP & Chief Financial Officer

Dated:	May 5, 2017